EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Appoints Josh Rosen to Board of Directors

LAS VEGAS, NV and VANCOUVER, B.C., CANADA (February 2, 2023) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), an operations-driven multistate cannabis company, is pleased to announce the appointment of Josh Rosen to its board of directors.

Mr. Rosen is managing partner at Bengal Capital as well as interim president of Goodness Growth (CSE: GDNS; OTCQX: GDNSF). Mr Rosen was the co-founder and former chief executive officer and chairman of 4Front Ventures Corp. (CSE: FFNT OTCQX: FFNTF) where he helped lead the transformation of a pioneering industry consulting firm into an operations-focused multistate operator, notably with the acquisition of Cannex Capital in 2019. Prior to founding 4Front, Mr. Rosen started his career as an equity analyst at ABN AMRO and Credit Suisse and subsequently helped lead the investing arm of a large Phoenix-based family office.

“We are excited to welcome Josh Rosen to our board of directors as we continue advances into the key markets of Illinois and New Jersey,” stated Michael Mills, CEO of Body and Mind. “Josh brings years of cannabis and capital markets experience and has a deep understanding of markets, opportunities and operations. As we expand into new states and focus our operations on free cash flow, I believe that Josh and the team at Bengal will offer a significant contribution to Body and Mind.”

Mr. Rosen commented: “Bengal Capital has been investing in the U.S. cannabis industry since its participation in the 2013 seed investment in Green Thumb Industries. Today, Body and Mind represents one of Bengal Capital’s highest-conviction investment ideas, and we believe our focus on working closely with management teams as engaged shareholders can help maximize value in this rapidly evolving sector. I have been impressed with the team at Body and Mind and their focus on efficiently cultivating top tier, terpene rich cannabis and offering customers and patients a welcoming and knowledgeable dispensary experience. Their focus on capital efficient growth through license applications and expansion into Illinois and New Jersey creates an exciting time for the Company and I look forward to leaning into my experience and curated network to help in whatever way I can.”

Resignation of Dong Shim from Board of Directors

“I’d like to express my deep gratitude to Dong Shim who has been a board member and an integral part of the Body and Mind team for many years,” stated Michael Mills, CEO of Body and Mind. “Dong will continue to be a key part of our team in his role as Chief Financial Officer and we look forward to working with Dong on our continued expansion.”

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About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Ohio, Arkansas, Michigan and California, pending retail operations in Illinois and New Jersey, and craft cultivation and/or processing operations in Nevada, Ohio and Arkansas. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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